Exhibit 99.1

ANNUAL MEETING OF STOCKHOLDERS
 SUPERIOR INDUSTRIES INTERNATIONAL, INC.

MAY 21, 2025

FINAL REPORT OF THE INSPECTOR OF ELECTION

I, the undersigned, the duly appointed Inspector of Election at the Annual Meeting of Stockholders (the “Meeting”) of SUPERIOR INDUSTRIES INTERNATIONAL, INC. (the “Company”), held on May 21, 2025, at 10:00 a.m. ET, hereby certify that:

1)	Before entering upon the discharge of my duties as Inspector of Election at the Meeting, I took and signed an Oath of Inspector of Election.

2)	The Meeting was held exclusively online at www.virtualstockholdermeeting.com/SUP2025 on the date and time specified above.

3)
At the close of business on March 27, 2025, the record date for the determination of stockholders entitled to vote at the Meeting, there were 29,753,837 shares of the Company’s common stock outstanding and an additional 5,686,508 shares of common stock underlying 150,000 shares of Series A Preferred Stock, representing total voting power on a converted basis of 35,440,345  votes, constituting all the outstanding voting securities of the Company.

4)	At the Meeting, the holders of 28,236,236 shares of the Company’s common and Series A Preferred Stock, on a converted basis, were represented in person or by proxy, constituting a quorum.

5)	The undersigned canvassed the votes of the stockholders cast by ballot or proxy on the matters presented at the Meeting.

6)	At the Meeting, the vote to elect 8 directors to serve until the 2026 Annual Meeting and until their successors are duly elected and qualified, was as follows:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTE
Majdi B. Abulaban	18,249,440	0	1,101,632	8,885,164
Michael R. Bruynesteyn	17,694,315	0	1,656,757	8,885,164
Richard J. Giromini	17,534,503	0	1,816,569	8,885,164
Michael Guo	17,760,085	0	1,590,987	8,885,164
Paul J. Humphries	17,702,707	0	1,648,365	8,885,164
Timothy C. McQuay	17,787,853	0	1,563,219	8,885,164
Deven H. Petito	18,696,516	0	654,556	8,885,164
Ellen B. Richstone	17,628,526	0	1,722,546	8,885,164

7)	At the Meeting, the vote to approve the amendment and restatement of the Company’s 2018 Equity Incentive Plan, including an increase of 1,700,000 shares to the share reserve, was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,314,368	2,013,757	22,947	8,885,164

8)	At the Meeting, the vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers ("say-on-pay" vote) was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,535,947	1,741,570	73,555	8,885,164

9)	At the Meeting, the vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was as follows:

FOR	AGAINST	ABSTAIN
27,851,058	312,183	72,995

IN WITNESS WHEREOF, I have made this Final Report and have hereunto set my hand this 21st day of May 2025.

/s/Marlene Aguilar

Marlene Aguilar